SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 5, 2002


                             ONSPAN NETWORKING, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)



    Nevada                          00022991                        87-0460247
    ------                          --------                        ----------
(State or other                   (Commission                     (IRS Employer
jurisdiction of                   File Number)                    Identification
incorporation)                                                        Number)


              6413 Congress Avenue, Suite 230, Boca Raton, FL 33487
              -----------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (561) 988-2334
                                                        ----------------

          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         On August 5, 2002, the Company sold and transferred the stock of its wholly-owned subsidiary, Interlan Communications, Inc. to G. Anthony Munno, Martin Sainsbury Carter and Brian Ianniello, who were executives and employees of Interlan. In exchange for the assignment of the Interlan stock, Messrs. Munno, Carter and Ianniello transferred 20,833 shares of OnSpan common shares, and OnSpan was relieved of substantially all obligations and guarantees provided to third parties. OnSpan also retained the right to a certain tax refund owing to Interlan. These individuals also resigned in all capacities as directors, officers and/or employees of OnSpan. Interlan provides data communications and network solutions and consulting services. The purchase price for Interlan was based on arms length negotiations between the parties.

Item 7.  Financial Statements and Exhibits.

         Exhibits.

         99.1     Agreement dated August 5, 2002.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ONSPAN NETWORKING, INC.


                                   By: /s/ Herbert Tabin
                                       -----------------
                                       Herbert Tabin, President


DATED: August 8, 2002


                                       2